CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our reports dated November 5, 1998 with respect to Dreyfus LifeTime Portfolios, Inc. and June 3, 1998 with respect to Dreyfus Asset Allocation Fund, Inc., which are incorporated by reference, in this Registration Statement on Form N-14 of Dreyfus LifeTime Portfolios, Inc.

                                        /s/ Ernst and Young LLP
                                            Ernst & Young LLP
New York, New York
June 4, 1999